MANAGEMENT AGREEMENT


            THIS MANAGEMENT AGREEMENT is made and executed the 23rd day of April, 2007, by and between Excelsior Directional Hedge Funds of Fund (TE), LLC, a Delaware limited liability company (the "Company"), and U.S. Trust Hedge Fund Management, Inc., a North Carolina corporation ("HFM").

            WHEREAS, the Company is registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified management investment company, and HFM is an investment adviser registered as such under with the Commission under the Investment Advisers Act of 1940; and

            WHEREAS,  the  Company  desires  to retain  HFM to  provide  various
management  and  administrative   services  to  the  Company  pursuant  to  this
Agreement; and

            WHEREAS, HFM desires to be retained to provide various management and administrative services to the Company pursuant to this Agreement;

            NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed, by and between the parties, as follows:

            1.    The Company hereby retains HFM to:

                  (a) provide, and HFM hereby agrees to provide, certain management, administrative and other services to the Company. Notwithstanding the appointment of HFM to provide such services hereunder, the Board shall remain responsible for supervising and controlling the management, business and affairs of the Company. The management, administrative and other services to be provided by HFM shall include:

                  (i)   providing office space, telephone and utilities;

                  (ii) providing administrative and secretarial, clerical and other personnel as necessary to provide the services required to be provided under this Agreement;

                  (iii) supervising  the  entities  which  are  retained  by the
                        Company to provide administration, custody and other services to the Company;

                  (iv) handling investor inquiries regarding the Company and providing investors with information concerning their investments in the Company and capital account balances;

                  (v)   monitoring   relations   and   communications    between
                        investors and the Company;


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                  (vi)  assisting in the  drafting  and  updating of  disclosure documents relating to the Company and assisting in the preparation of offering materials;

                  (vii) maintaining and updating investor  information,  such as change of address and employment;

                  (viii) assisting in the  preparation  and  mailing of investor subscription documents and confirming the receipt of such documents and funds;

                  (ix) assisting in the preparation of regulatory filings with the Securities and Exchange Commission and state securities regulators and other Federal and state regulatory authorities;

                  (x) preparing reports to and other informational materials for members and assisting in the preparation of proxy statements and other member communications;

                  (xi) monitoring compliance with regulatory requirements and with the Company's investment objective, policies and restrictions as established by the Board;

                  (xii) reviewing  accounting  records and financial  reports of the Company, assisting with the preparation of the financial reports of the Company and acting as liaison with the Company's accounting agent and independent auditors;

                  (xiii) assisting in the preparation and filing of tax returns;

                  (xiv) coordinating  and  organizing  meetings of the Board and meetings of the members of the Company, in each case when called by such persons;

                  (xv) preparing materials and reports for use in connection with meetings of the Board;

                  (xvi) maintaining  and  preserving  those books and records of the Company not maintained by any Sub-advisers (as defined in Paragraph 2 below) of the Company or the Company's administrator, accounting agent or custodian (which books and records shall be the property of the Company and maintained and preserved as required by the 1940 Act and the rules thereunder and shall be surrendered to the Company promptly upon request);

                  (xvii) reviewing and  arranging for payment of the expenses of the Company;


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                  (xviii) assisting  the Company in conducting offers to members of the Company to repurchase member interests;

                  (xix) reviewing and approving  all  regulatory  filings of the
                        Company required under applicable law;

                  (xx) reviewing investor qualifications and subscription documentation and otherwise assisting in administrative matters relating to the processing of subscriptions for interests in the Company;

                  (xxi) providing the services of persons employed by HFM or its affiliates who may be appointed as officers of the Company by the Board; and

                  (xxii) assisting   the    Company   in   routine    regulatory
                        examinations, and working closely with any counsel retained to represent the members of the Board who are not "interested persons," as defined by the 1940 Act and the rules thereunder (the "Independent Managers") of the Company in response to any litigation, investigations or regulatory matters.

                  (b) invest excess cash of the Company as HFM, in its discretion and subject to the investment objective and policies of the Company and such policies as established by the Board, deems appropriate in short-term money market securities.

                  (c) borrow money as HFM, in its discretion and subject to the investment objective and policies of the Company and such policies as established by the Board, deems necessary and appropriate for purposes of cash management.

            2.    Without  limiting the generality  of paragraph 1  hereof,  HFM shall be authorized to open, maintain and close accounts in the name and on behalf of the Company with brokers and dealers as it determines are appropriate; to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Company on such terms as HFM considers appropriate and that are consistent with the policies of the Company; and, subject to any policies adopted by the Board and to the provisions of applicable law, to agree to such commissions, fees and other charges on behalf of the Company as it shall deem reasonable in the circumstances taking into account all such factors as it deems relevant (including the quality of research and other services made available to it even if such services are not for the exclusive benefit of the Company and the cost of such services does not represent the lowest cost available) and shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the federal securities laws. HFM may, subject to such procedures as may be adopted by the Board, use affiliates of HFM as brokers to effect the Company's securities transactions and the Company may pay such commissions to such brokers in such amounts as are permissible under applicable law.


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            3.    FEES; EXPENSES

                  (a) In consideration for the provision by HFM of its services hereunder, the Company will pay HFM a quarterly fee of 0.125% (0.50% on an annualized basis) of the Company's "net assets" (the "Management Fee"). "Net assets" shall equal the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company calculated before giving effect to any repurchases of interests.

                  (b) The Management Fee will be computed based on the Company's net assets on the first business day of each calendar quarter, after adjustment for any subscriptions effective on such date, and will be due and payable in arrears within five business days after the end of such quarter. The Management Fee will be pro rated appropriately for capital contributed on any date that does not fall on the first day of a calendar quarter, or withdrawn from the Fund other than on the last day of a calendar quarter, based on the actual number of days remaining in such quarter.

                  (c) HFM is responsible for all costs and expenses associated with the provision of its services hereunder. HFM shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by HFM or furnished to the Company under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of HFM shall be deemed to include persons employed or otherwise retained by HFM or made available to HFM.

            4. The Company will, from time to time, furnish or otherwise make available to HFM such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Company as HFM may reasonably require in order to discharge its duties and obligations hereunder.

            5. Except as provided herein or in another agreement between the Company and HFM, the Company shall bear all of its own expenses, including: all investment related expenses (including brokerage commissions); all costs and expenses associated with the establishment of Portfolio Accounts; any non-investment related interest expense; fees and disbursements of any attorneys and accountants engaged by the Company; audit and tax preparation fees and expenses of the Company; administrative expenses and fees; custody and escrow fees and expenses; the costs of an errors and omissions/directors and officers liability insurance policy and a fidelity bond; the fee payable to HFM; fees and travel-related expenses of members of the Board (the "Managers") who are not employees of HFM or any affiliated person of HFM; all costs and charges for equipment or services used in communicating information regarding the Company's transactions among HFM and any custodian or other agent engaged by the Company; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.

            6. The compensation provided to HFM pursuant to paragraph 3(a) hereof shall be the entire compensation for the services provided to the Company and the expenses assumed by HFM under this Agreement.


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            7.    HFM   will  use  its  best  efforts  in  the  supervision  and
management of the investment activities of the Company and in providing services hereunder, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, HFM, its directors, officers or employees and its affiliates, successors or other legal representatives (collectively, the "Affiliates") shall not be liable to the Company for any error of judgment, for any mistake of law, for any act or omission by HFM or any of the Affiliates or by any Sub-Adviser or Sub-Manager or for any loss suffered by the Company.

            8. (a) The Company shall indemnify HFM and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified
Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties with respect to the Company, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties, and in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Managers who are not parties to the proceeding or
(B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Company shall advance to an Indemnified Person (to the extent that it has available assets and need not borrow to do so) reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. HFM agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event the Indemnified Person receives any such advance, the Indemnified Person shall reimburse the Company for such fees, costs and expenses to the extent that it shall be determined that the Indemnified Person was not entitled to indemnification under this paragraph 8.

            (b) Notwithstanding any of the foregoing to the contrary, the provisions of paragraph 7 and this paragraph 8 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal Securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of paragraph 7 and this paragraph 8 to the fullest extent permitted by law.

            9. Nothing contained in this Agreement shall prevent HFM or any affiliated person of HFM from acting as or manager for any other person, firm or corporation and, except as required by applicable law (including Rule 17j-1 under the 1940 Act), shall not in any way bind or restrict HFM or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any member, officer or employee of


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HFM to engage in any other  business or to devote his or her time and  attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

            10. This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to this paragraph, this Agreement shall remain in effect for a period of two (2) years from such date and shall continue in effect from year to year thereafter, so long as such continuance shall be approved at least annually by the vote of a "majority of the outstanding voting securities of the Company," as defined by the 1940 Act and the rules thereunder, or by the Board; and provided that in either event such continuance is also approved by a majority of the Independent Managers, by vote cast in person at a meeting called for the purpose of voting on such approval. The Company may at any time, without payment of any penalty, terminate this Agreement upon sixty days' prior written notice to HFM, either by majority vote of the Board or by the vote of a "majority of the outstanding voting securities of the Company," as defined by the 1940 Act and the rules thereunder. HFM may at any time, without payment of penalty, terminate this Agreement upon sixty days' prior written notice to the Company.

            11. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

            12. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Board and by a majority of the Independent Managers in accordance with the provisions of
Section 15(c) of the 1940 Act and the rules thereunder, as if those rules applied. If required by the 1940 Act, any amendment shall also be required to be approved by the vote of a "majority of the outstanding rating securities of the Company," as defined by the 1940 Act and the rules thereunder.

            13. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

            14. The Company represents that this Agreement has been duly approved by the Board, including the vote of a majority of the Independent Managers, and by the vote of a "majority of the outstanding voting securities of the Company," as defined by the 1940 Act and the rules thereunder.

            15. The parties to this Agreement agree that the obligations of the Company under this Agreement shall not be binding upon any of the Managers, members of the Company or any officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Company.

            16. This Agreement embodies the entire understanding of the parties.

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            IN WITNESS WHEREOF,  the parties hereto have executed  and delivered this Agreement on the day and year first above written.


                                    EXCELSIOR  DIRECTIONAL HEDGE FUND OF FUNDS
                                    (TE), LLC



                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                    U.S. TRUST HEDGE FUND MANAGEMENT, INC.



                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:



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